                                                                  EXHIBIT 24


                         [CONSUMERS ENERGY LETTERHEAD]



January 24, 1998

Mr. Alan M. Wright and
Mr. Thomas A. McNish
Consumers Energy Company
212 West Michigan Avenue
Jackson, MI 49201


We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $475 million of Notes secured by one or more series of First Mortgage Bonds in the aggregate principal amount of up to $475 million (plus an additional 20% for the purpose of covering underwriter's over-allotments, price adjustments, or sale of additional securities).


Yours very truly

/s/William T. McCormick, Jr.                           /s/Earl D. Holton
-------------------------------                  ------------------------------
   William T. McCormick, Jr.                              Earl D. Holton

/s/John M. Deutch                                      /s/William U. Parfet
-------------------------------                  ------------------------------
   John M. Deutch                                         William U. Parfet

/s/James J. Duderstadt                                 /s/Percy A. Pierre
-------------------------------                  ------------------------------
   James J. Duderstadt                                    Percy A. Pierre

/s/Kathleen R. Flanerty                                /s/Kenneth Whipple
-------------------------------                  ------------------------------
   Kathleen R. Flanerty                                   Kenneth Whipple

/s/Victor J. Fryling                                   /s/John B. Yasinsky
-------------------------------                  ------------------------------
   Victor J. Fryling                                      John B. Yasinsky